UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         Current Report

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) December 21, 2000


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)


Delaware                 1-8696                   36-2664428
(State or other          (Commission file         (IRS employer
jurisdiction             number)                  identification No.
of incorporation)



1960 Bronson Road, Fairfield, Connecticut         06430
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


                             N/A

(Former name or former address, if changed since last report)



Item 5.  Other Events and Regulation FD Disclosure

      On  December 21, 2000 Competitive Technologies, Inc.  (CTT)
filed a complaint with the United States International Trade Commission (ITC) on behalf of CTT and the University of Illinois against Fujitsu Limited of Tokyo, Japan, under Section 337 of the Tariff Act of 1930, as amended. CTT requested that the ITC stop Fujitsu and/or its subsidiaries from unlawfully importing plasma display panels (PDPs) into the United States on the basis that the panels infringe US Patent Numbers 4,866,349 and 5,081,400 held by CTT's client, the University of Illinois. The two patents emanate from scientific discoveries of Larry F. Weber, Kevin W. Warren and Mark B. Wood. Their inventions provide for energy recovery used in large PDPs and flat-screen televisions.

      The ITC has power to issue orders directing US Customs officials to stop future importation of Fujitsu PDPs and other products that use the panels, including flat-screen televisions, that infringe the two named patents. We expect the ITC to determine whether to proceed in this investigation in approximately 30 days. The ITC typically completes investigations within 12 months.

     Coincident with CTT's ITC filing, CTT also filed a complaint against Fujitsu in the United States District Court for the Central District of Illinois seeking damages for past infringements and an injunction against future sales of PDPs that infringe these patents.



                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  December 21, 2000           S/ Frank R. McPike, Jr.
                                   By:  Frank R. McPike, Jr.
                                   President, Chief Executive
                                   Officer, Chief Financial
                                   Officer and Authorized Signer